FORM 8-K
                                    --------


                             Current Report Pursuant
                          To section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of report (date of earliest event reported) October 18, 2002
                                                 ----------------


                            Aussie Apparel Group Ltd.
                            -------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                                     Nevada
                                     ------
                 (State or Other Jurisdiction of Incorporation)




    000-1084133                                                  52-1146119
    -----------                                                  ----------
(Commission File No.)                                     (I.R.S. Employer I.D.)


17011 Beach Boulevard, Suite 710, Huntington Beach, California      92627
--------------------------------------------------------------      -----
(Address of Principal Executive Offices)                          (Zip Code)


                                 714 - 841-0663
                                 --------------
              (Registrant's Telephone Number, Including Area Code)

                                   Medex Corp.
                     100 Mill Plan Road, Danbury, CT. 06811
                     --------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)





Item 5.  Other Events.

         On October 18, 2002, Registrant announced that its wholly-owned subsidiary, Aussie Apparel Group Ltd. ("Aussie") had entered into a letter of intent to acquire various apparel properties from Australia based Federation Group in exchange for a combination of stock and cash valued at approximately U.S. $7,500,000. It is anticipated that a definitive agreement will be reached within the next few weeks and that a closing will occur within 60 to 90 days thereafter.

         On October 21, 2002, Registrant and Aussie Apparel Group Ltd., its wholly-owned subsidiary, entered into a merger pursuant to which Registrant was the surviving entity and changed its name to Aussie Apparel Group Ltd. Aussie also amended its Articles of Incorporation to provide for the issuance of preferred stock.



                                   SIGNATURES
                                   ----------


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned who is duly authorized.


                                        AUSSIE APPAREL GROUP LTD.


October 28, 2002                        By:      Michael Novelli
                                            -------------------------------
                                                 Michael Novelli, President